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                                                                 Exhibit 10.1


                                      LEASE



         THIS LEASE, made and entered into, in duplicate, this 1ST day of SEPT., 1998 by and between DANNY MARTIN & TIMOTHY SCOT THROWER, (hereinafter called "Landlord") and THE ROSE GROUP CORP. (hereinafter called the "Tenant").


                                   WITNESSETH


         That for and in consideration of the mutual covenants herein contained and the terms and conditions hereinafter set forth and the rent herein reserved, the Landlord does by these presents lease and let unto the Tenant that certain space designated as follows:

         Suite E           2,000 sq. ft.

(Hereinafter called the "leased property").

         1.) TERM OF LEASE. The term of this Lease shall be for a period of 1 years, beginning SEPTEMBER 1, 1998 and ending AUGUST 31, 1999.

         2.)  RENT. Tenant agrees to pay Landlord the following rental rates:

              a.) The total rent for the first twelve (12) months shall be payable in monthly installments of $975.00, plus applicable state sales tax.

              b.) Upon full execution of this lease Tenant shall be granted access and use of property.

              c.) At the signing of this lease, Landlord acknowledges the receipt of $2,018.25 representing the first month's rent plus $975.00 as security deposit.

              d.) After the first year of this Lease, the annual rent for each additional year of the term hereof or any renewals provided for herein shall be increased by a percentage equal to the total percentage increase in the Consumer Price Index covering all urban customers, unadjusted, for the United States using all items 1982-84 100% as a base, and using the percentage gain for the previous twelve (12) month period ending three (3) months prior to the commencement date of this Lease and each year thereafter. All as published by the U.S. Department of Labor, Bureau of Labor Statistics.

              e.) In addition to the rent, the following expenses are to be paid by the Landlord or Tenant, as designated, as follows and Tenant agrees to insure for the amount stated and includes Landlord as one of the named insured (if applicable).


TAXES:                                        TENANT           LANDLORD
       Real Estate                                  ( )                 (X)
       Personal Property                            ( )                 (X)
       Sales, Florida                               (X)                 ( )

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INSURANCE:
       Personal Property                            (X)                 ( )
       Public Liability                             (X)                 (X)
       Fire & Ext. Cov.                             ( )                 (X)
       Furnishings                                  (X)                 ( )
       Plate Glass                                  (X)                 (X)

MAINTENANCE:
       A/C & Heat Equipment Exterior                ( )                 (X)
       A/C & Heat Equipment Interior                ( )                 (X)
       Building Exterior                            ( )                 (X)
       Building Interior                            ( )                 (X)
       Grounds & Planting                           ( )                 (X)
       Monthly Replacement of A/C Filter            (X)                 ( )

UTILITIES:
       Telephone                                    (X)                 ( )
       Electric                                     (X)                 ( )
       Gas/Fuel                                     ( )                 (X)
       Sewer                                        ( )                 (X)
       Water                                        ( )                 (X)
       Refuse Collection                            (X)                 ( )

         3.) MAINTENANCE, CARE, REPAIR, AND ALTERATION OF PREMISES. All plumbing, heating and air conditioning shall be in good operating condition upon surrender of the leased property to tenant. Subsequent to moving into the leased premises, Tenant shall take good care thereof and shall, as its own cost and expense, make all interior repairs to the leased premises (other than repairs due to a common use by all occupants of the building rather than by Tenant), including repairs to plumbing and air conditioning, and at the expiration of said term the Tenant shall quit and surrender said premises in as good condition as the use thereof will permit, reasonable wear and tear excepted. During the term hereof, Tenant shall not make any alterations, additions or improvements in said premises without the prior written consent of the Landlord, and all alterations, additions or improvements which may be made by either of the parties hereto, except movable furniture and equipment put in at the expense of Tenant, but including any and all locks, plumbing fixtures or any other improvements that Tenant may place or cause to be placed in the premises, shall become a part of said premises and the property of Landlord and shall remain upon and be surrendered with the premises as a part thereof at the termination of this Lease. Any injury caused, by moving said movable furniture and equipment in and out shall be repaired by said Tenant. In the event of any additions, alterations or improvements by Tenant, Tenant agrees to keep said premises free of liens and encumbrances and specifically agrees to indemnify Landlord from loss suffered therefrom.

         4.) COMPLIANCE WITH THE LAWS, ETC. Tenant, at its sole expense, shall comply with all laws, orders and regulations of federal, state and municipal authorities and with any direction of any public officer pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the leased property. Tenant shall, at its own expense, obtain all licenses or permits which may be required for the conduct of its business within the terms of this Lease, or for the making of repairs, alterations, improvements or additions not the responsibility of Landlord; and Landlord, where necessary, will join with Tenant in applying for all such permits or licenses.

         5.) QUIET ENJOYMENT. Tenant, upon the payment of the rent herein reserved and upon the performance of all the terms of this Lease, shall at all times during the lease term and during any extension or renewal term, peaceably and quietly enjoy the leased property, without any disturbance from Landlord or from any other person or corporation claiming through Landlord.

         6.) SIGNS. Tenant shall place no signs in the exterior windows, upon the walls or roof of the property without the consent of Landlord in writing.

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         7.)  RIGHT OF ACCESS. The Landlord and his agents and other representatives shall have the right to enter into and upon the leased premises or any part thereof at al reasonable hours, for the purpose of examining the leased property or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. Landlord shall have full and unrestricted access to all air conditioning and heating equipment and to all utility installations servicing the leased premises. Landlord reserves the right temporarily to interrupt, curtain or suspend air conditioning and heating services and all other utility or other services because of accident or emergency or for repairs or alterations, additions or improvements, or because of Landlord's inability to obtain, or difficulty or delay in obtaining, labor or materials necessary therefor, or because of any other cause beyond Landlord's reasonable control; provided that Landlord will use his best efforts to limit such stoppage to after office hours, will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to perform such services as promptly as possible. No diminution or abatement of fixed rent or other compensation shall be claimed by Tenant by reason of such interruption, stoppage or curtailment, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes total or partial eviction; provided that if the leased premises shall be completely untenantable for a continuous period of more than seven (7) business days by reason of such stoppage, the fixed rent payable shall abate until the lease property becomes acceptable. During the six (6) months next preceding the expiration of this Lease, Tenant shall permit inspection of the leased property during business hours by or on behalf of prospective tenants.

         8.) INSURANCE. Tenant agrees to save Landlord harmless from any liability by reason of personal injury to any person or persons inside the boundaries of the space occupied by Tenant excluding any common area on or about the premises, or property damage thereon, and to carry indemnity insurance against said liability in an amount not less than $300,000 dollars for personal injury and $500,000 dollars for property damage, and will furnish Landlord proof thereof with Landlord as named insured. Landlord shall keep the building containing the leased premises insured against loss or damage by fire and extended coverage. Tenant shall maintain its own insurance to cover its own personal property kept in the premises. Any changes of mode of business that shall affect the present cost of fire and extended coverage shall be paid by Tenant.

         9.) SUB-LEASING. It is agreed that the said premises shall not be assigned, under-let or sub-let, in whole or in part, without Landlord's written consent to the assignment or transfer of this Lease or such under-letting or sub-letting, which consent shall not be unreasonably withheld; and should such written consent be granted by Landlord, then it is expressly understood that such transfer, assignment, or subleasing shall not affect the primary obligation of Tenant hereunder.

         10.) DESTRUCTION OR DAMAGE. In the event of the total destruction of the premises by fire or otherwise, this Lease shall cease, and the Tenant shall be liable for the rent only up to the time of such destruction. If the said premises or any part thereof shall be promptly repaired by Landlord, and an abatement will be made for the rent corresponding with the time during which, and to the extent to which, said premises may have been made untenantable, but if the premises are not repaired and restored within 180 days from the date of partial destruction, then at the option of the Tenant shall aggregate rent up

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to the time of partial destruction and also a reasonable rent for such part of the premises as may have ben occupied by Tenant thereafter.

         11.) CONDEMNATION. If the leased property or any part thereof is taken by eminent domain, this Lease shall expire on the date when said leased property shall be so taken and the rent shall be apportioned as of that date. No part of any award shall belong to Tenant, except the costs of improvements to the property paid by Tenant.

         12.) DEFAULT. If the leased property shall be deserted or vacated, or if proceedings are commenced against Tenant in any court under a bankruptcy act, or for the appointment of a trustee or receiver of Tenant's property, either before or after commencement of the lease term, or if there shall be default in the performance of any other covenants, agreement, condition, rule or regulation or expenses to be paid by Tenant herein contained or hereafter established on the part of Tenant for more than ten (10) days after written notice of such default by Landlord, or if there shall be a default in the payment of rent or any part thereof for more than three (3) days after written notice of such default by Landlord, then Landlord shall have the right to re-enter or repossess the leased property, either by force, summary proceedings, surrender or otherwise, and dispossess and remove therefrom Tenant or other occupants thereof and their effects, without being liable to any prosecution therefor. In such case, Landlord, at his option, may relet the leased property or any part thereof without being liable to any prosecution therefor. In such case, Landlord, at his option, may relet the leased property or any part thereof as agent of Tenant, and Tenant shall pay to Landlord the difference between the rent hereby reserved and agreed to be paid Tenant for the portion of the term remaining at the time of re-entry or repossession and the amount, if any, received or to be received under such re-letting for such portion of the term.

         13.) TERMINATION. The covenants and conditions herein contained shall apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto.

         14.) NOTICES. All notices called for herein shall be given to Lessor at: 2073 Porter Lake Drive, Sarasota, Fl. 34240

         15.) SUBORDINATION. Tenant agrees to subordinate its interest under this Lease to the lien of any mortgage Landlord might procure from a recognized lending institution or source provided, however, Tenant shall be entitled to remain in quiet possession of the premises hereby demised so long as it is in full and complete compliance with the terms and conditions of this Lease.

         16.) TIME OF ESSENCE. It is understood and agreed that time is of the essence herein.

         17.) NOTIFICATION UNDER FLORIDA RADIATION PROTECTION ACT- Florida Statute 404.056 mandates that a prospective Tenant be notified that:

Radon Gas - Radon is naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County health unit.

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The undersigned hereby acknowledge that they have received notification.

         18.) ADDITIONAL CLAUSES:




IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.


In the presence of:


/s/ Mark C. Nicholas              /s/ Danny D. Martin
--------------------------        --------------------
Witness                           LANDLORD



/s/ Mark C. Nicholas              /s/ Sheldon R. Rose
--------------------------        --------------------
Witness                                 TENANT